                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No.__)

Filed by the Registrant[X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Oacis Healthcare Holdings Corp.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     ___________________________________________________________________________
     2) Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     ___________________________________________________________________________
     4) Proposed maximum aggregate value of transaction:

     ___________________________________________________________________________
     5) Total fee paid:

     ___________________________________________________________________________
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     ___________________________________________________________________________
     2) Form, Schedule or Registration Statement No.:

     ___________________________________________________________________________
     3) Filing Party:

     ___________________________________________________________________________

     4) Date Filed:

     ___________________________________________________________________________

                         OACIS HEALTHCARE HOLDINGS CORP.
                       100 DRAKE'S LANDING ROAD, SUITE 100
                           GREENBRAE, CALIFORNIA 94904
                   -------------------------------------------
                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 1998
                   -------------------------------------------

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Oacis Healthcare Holdings Corp., a Delaware corporation (the "Company"), will be held on Wednesday, June 17, 1998 at 3:00 p.m., local time, at the Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California 94903, for the following purposes:

        1. To elect directors to serve for the ensuing year and until their successors are elected;

        2. To ratify the selection of Price Waterhouse LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998;

        3. To approve an amendment to the Company's 1996 Stock Plan increasing the total number of shares of Common Stock reserved for options issued thereunder from 850,000 shares to 1,700,000 shares; and

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 22, 1998 are entitled to notice of and to vote at this meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy. However, if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

                           BY ORDER OF THE BOARD OF DIRECTORS



                           /s/ STEPHEN F. GHIGLIERI
                           ---------------------------------------------
                           Stephen F. Ghiglieri
                           Vice President of Finance and Administration, Chief Financial Officer and Secretary

Greenbrae, California
May 15, 1998

                         OACIS HEALTHCARE HOLDINGS CORP.
                   -------------------------------------------
                                 PROXY STATEMENT
                       1998 ANNUAL MEETING OF STOCKHOLDERS
                   -------------------------------------------

        The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Oacis Healthcare Holdings Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 17, 1998 at 3:00 p.m., local time, at the Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California 94903, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at 100 Drake's Landing Road, Suite 100, Greenbrae, California 94904. The Company's telephone number at that location is (415) 925-0121.

        The Company intends to mail this proxy statement and accompanying proxy card on or about May 15, 1998 to all stockholders entitled to vote at the meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARE OWNERSHIP

        Stockholders of record at the close of business on April 22, 1998 (the "Record Date"), are entitled to notice of and to vote at the annual meeting. At the Record Date, 10,350,931 shares of the Company's common stock ("Common Stock") were issued and outstanding and held of record by approximately 2,000 stockholders.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (attention: Stephen F. Ghiglieri, Vice President of Finance and Administration, Chief Financial Officer and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting of stockholders and voting in person.

VOTING AND SOLICITATION

        Each share of Common Stock outstanding on the Record Date is entitled to one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by the Company as present at the meeting. Abstentions will also be counted by the Company in determining the total number of votes cast with respect to a proposal (other than the election of directors). Broker non-votes will not be counted in determining the number of votes cast with respect to a proposal.

        The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, the Company may retain the services of one or more firms to assist in the solicitation of proxies, for an estimated fee of $5,000 plus reimbursement of expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.


                                       1.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

        The Company's Bylaws provide for a variable Board of Directors of from one to nine, with the number currently fixed at eight directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders nominate persons other than the Company's nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of the Company's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his earlier death, resignation or removal. There is no family relationship between any director and any other director or executive officer of the Company.

        Certain information regarding the nominees is set forth below:

NAME OF NOMINEE                      AGE            PRINCIPAL OCCUPATION             DIRECTOR SINCE
---------------                      ---            --------------------             --------------
Jim McCord.........................  55     Chairman of the Board and Chief              1994
                                              Executive Officer of the Company
Alan W. Crites.....................  45     General Partner of InterWest Partners        1995
David Dominik......................  41     General Partner of Information               1994
                                              Partners
Fred Goad..........................  57     Chairman and Co-Chief Executive              1996
                                              Officer of ENVOY Corporation
John Kingery.......................  52     President and Chief Operating Officer        1997
                                              of the Company
Dennis G. Sisco....................  51     Partner of Behrman Capital                   1994
William H. Younger, Jr.............  48     Venture Capitalist                           1994

        Jim McCord joined the Company in May 1994 as Chief Executive Officer and has served as a director since joining the Company. In March 1996, he was appointed Chairman of the Board of Directors. From January 1986 to March 1994, Mr. McCord served as a Vice President of Shared Medical Systems Corporation ("SMS") where he started and managed the Decision Support Systems Group, an independent business unit that provides analytic products and services to senior healthcare managers and professionals in the SMS client base. From 1974 through 1985, Mr. McCord was founder and Chief Executive Officer of SysteMetrics, Inc., a health services research and information company that is now part of Medical Economics, a Thompson Communications Company.

        Alan W. Crites has served as a director of the Company since May 1995. He has been a General Partner of InterWest Partners, a venture capital investment firm, since November 1989. He also serves as a director of Gadzooks, Inc., and several privately held companies.

        David Dominik has served as a director of the Company since May 1994. Mr. Dominik has been a General Partner of Information Partners, the General Partner of Information Partners Capital Fund, L.P., a venture capital investment firm, since January 1990, and Managing Director of Information Partners, Inc. since June 1993. In addition, he has been Managing Director of Bain Capital, Inc., an investment firm, since June 1993 and is a General Partner of BCIP Associates and BCIP Trust Associates, L.P.


                                       2.

        Fred Goad joined the Company as a director in October 1996. Mr. Goad joined ENVOY Corporation, a data transactions company, in August 1984 as a director and President, and was elected Chairman and Co-Chief Executive Officer in 1995. Mr. Goad also serves as a director of Performance Food Group, Inc. and three privately held companies. Mr. Goad was a founding member of the Nashville Healthcare Council.

        John Kingery served as a consultant to the Company from February 1996 to March 1996, at which time he joined the Company as President and Chief Operating Officer. He was appointed as a director in January 1997. From June 1992 to March 1996, Mr. Kingery provided interim management and consulting services to high-growth companies. From January 1991 to May 1992, he was the founder and President of Summit Credit Corporation, a company that arranges financing for medical diagnostic imaging equipment.

        Dennis G. Sisco has served as a director of the Company since May 1994. Mr. Sisco has been a partner of Behrman Capital, a private equity investment firm, since January 1998. From 1988 to February 1997 he was employed by the Dun & Bradstreet Corporation and Cognizant Corporation, which was spun off from Dun & Bradstreet in November 1996. At Dun & Bradstreet and Cognizant, Mr. Sisco was an Executive Vice President with responsibility for several operating units as well as business development. He also serves as a director of Gartner Group, Inc., Aspect Development, Inc. and TSI Software International.

        William H. Younger, Jr. has served as a director of the Company since May 1994. Mr. Younger is a managing director of the general partner of Sutter Hill Ventures, a venture capital investment firm, where he has been employed since 1981. He also serves as a director of Celeritek, FORTE Software, Information Advantage and several privately held companies.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors held six meetings during the fiscal year ended December 31, 1997. The Board of Directors has an Audit Committee and a Compensation Committee but does not have a nominating committee or a committee performing the function of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

        The Audit Committee currently consists of directors Alan C. Crites and William H. Younger, Jr. The Audit Committee held two meetings during the last fiscal year. The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors.

        The Compensation Committee currently consists of directors David Dominik, Dennis G. Sisco and William H. Younger, Jr. The Compensation Committee held two meetings during the last fiscal year. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of the Company, administers the Company's 1996 Stock Plan and 1996 Employee Stock Purchase Plan with respect to grants made thereunder to executive officers, and reviews general policies relating to compensation and benefits of employees of the Company.

        During fiscal 1997, each Board Member except for Bernard Puckett, attended 75% or more of the meetings of the Board of Directors and of the committees of the Board on which the director served during the period for which he was director or committee member, respectively.

DIRECTOR COMPENSATION

        Directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors or any committee of the Board, although they are reimbursed for certain reasonable expenses in connection with attendance at Board and committee meetings. Under the 1996 Director Option Plan (the "Director Plan"), each director who is not an employee of the Company receives an option to purchase 10,000 shares of Common Stock upon joining the Board of Directors. In addition, on the first day following each annual meeting of stockholders, each re-elected nonemployee director who has served as a director for at least six months


                                       3.

will receive an option to purchase 2,500 shares of Common Stock. The exercise price of all options granted under the Director Plan equals the fair market value of the Common Stock on the date of grant. Options granted under the Director Plan vest monthly over twelve months from the date of grant. Options to purchase an aggregate of 32,500 shares of Common Stock were granted under the Director Plan at a weighted average exercise price of $5.75 in 1997. Employee directors do not receive any compensation or stock option grants for serving as directors or for attending Board or Committee meetings. However, they are reimbursed for certain reasonable expenses in connection with attendance at Board and committee meetings

        Under the terms of indemnification agreements with each of the Company's directors, the Company is obligated to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, the Company's Certificate of Incorporation provides that, to the greatest extent permitted by the Delaware General Corporation Law, its directors shall not be liable for monetary damages for breach of fiduciary duty as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee currently consists of directors David Dominik, Dennis G. Sisco and William H. Younger, Jr. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

VOTE REQUIRED

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ELECTION
                     OF EACH OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2:
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected the firm of Price Waterhouse LLP as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of this appointment. Price Waterhouse LLP has audited the Company's financial statements (and those of the predecessor to the Company) since 1993. Representatives of Price Waterhouse LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
           RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS
                   THE COMPANY'S INDEPENDENT AUDITORS FOR THE
                      FISCAL YEAR ENDING DECEMBER 31, 1998.


                                       4.

                                 PROPOSAL NO. 3:
                          AMENDMENT TO 1996 STOCK PLAN

        On March 23, 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Stock Plan (the "1996 Plan") and reserved for issuance 850,000 shares under the 1996 Plan.

        On March 31, 1998, options (net of canceled or expired options) covering an aggregate of 850,000 shares of the Company's Common Stock had been granted under the 1996 Plan, and there were no shares remaining available for future grant under the 1996 Plan. During the last fiscal year, under the 1996 Plan, the Company has granted to all current executive officers as a group, options to purchase 414,340 shares at exercise prices of $3.62 to $7.13 per share, and to all employees (excluding executive officers) as a group options to purchase 687,915 shares at exercise prices of $3.62 to $8.50 per share.


        In April 1998, the Board approved an amendment to the 1996 Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock awards to the Company's employees and consultants. The amendment increases the number of shares authorized for issuance under the 1996 Plan from an aggregate of 850,000 shares to an aggregate of 1,700,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

        At meetings held on December 22, 1997 and February 19, 1998, the Board granted options to purchase 323,286 shares of the Company's Common Stock subject to stockholder approval. 91,337 of the 323,286 options granted subject to stockholder approval were granted to executive officers and 231,949 of the 323,286 options granted subject to stockholder approval were granted to employees (excluding executive officers). In the event that Proposal No. 3 is not approved by the stockholders, such options will be void.

        The essential features of the 1996 Plan are outlined below:

GENERAL

        The 1996 Plan provides for the grant or issuance of incentive stock options to employees and incentive and nonstatutory stock options and stock purchase rights to employees and consultants. To date only incentive stock options and nonstatutory stock options have been awarded under the 1996 Plan. Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the 1996 Plan.

PURPOSE

        The 1996 Plan provides a means by which selected employees and consultants to the Company and its affiliates may be given an opportunity to purchase Common Stock of the Company. The Company, by means of the 1996 Plan, seeks to retain the services of persons who are now employees of or consultants to the Company or its affiliates, to secure and retain the services of new employees and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

FORMS OF BENEFIT

        The 1996 Plan provides for incentive stock options, nonstatutory stock options and stock purchase rights (collectively "Stock Awards").

ADMINISTRATION

        The 1996 Plan is administered by the Board unless and until the Board delegates administration to a committee composed of two or more Board members, all of the members of which committee may be non-employee


                                       5.

directors (as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or, outside directors (as such term is defined in the Treasury regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If administration is delegated to a committee, such committee will have, in connection with the administration of the 1996 Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the 1996 Plan, as may be adopted from time to time by the Board. The Board or the committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act and/or who are either (i) not then employees covered by Code Section 162(m) and are not expected to be covered by Section 162(m) at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m). The Board may abolish such committee at any time and revest in the Board the administration of the 1996 Plan. The Board has delegated the administration of the 1996 Plan to the Compensation Committee.

        The Board has the power to determine from time to time which of the persons eligible under the 1996 Plan shall be granted awards, the type of awards to be granted, when and how each award shall be granted, to construe and interpret the 1996 Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect in the 1996 Plan or in any award agreement to make the 1996 Plan fully effective.

STOCK SUBJECT TO THE PLAN

        If any award expires or terminates under the 1996 Plan, in whole or in part, without having been exercised in full, the stock not purchased under such award will revert to and again become available for issuance under the 1996 Plan. The Common Stock subject to the 1996 Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

        Incentive stock options may be granted only to employees. Nonstatutory stock options and stock purchase rights may be granted to employees or consultants.

        No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the fair market value of Common Stock subject to the award at date of grant. In addition, no person shall be eligible to be granted options and stock purchase rights covering more than two hundred thousand (200,000) shares of the Company's Common Stock in any calendar year, provided, that, in connection with an individual's initial employment with the Company, stock awards for an additional two hundred thousand (200,000) shares may be granted.

TERM AND TERMINATION

        No option is exercisable after the expiration of ten (10) years from the date it was granted.

        In the event an optionee's continuous status as an employee or consultant is terminated, the optionee may exercise his or her option (to the extent that the optionee was entitled to exercise it at the time of termination) but only within the earlier of (i) the date as specified in the Stock Option agreement, however, not later than 90 days after the termination of the optionee's continuous status as an employee or consultant, or (ii) the expiration of the term of the option as set forth in the option agreement.

        In the event an optionee's continuous status as an employee or consultant terminates as a result of the optionee's death or disability, the optionee (or such optionee's estate, heirs or beneficiaries) may exercise his or her


                                       6.

option, but only within the period ending on the earlier of (i) twelve (12) months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement.

        In the event a restricted stock recipient's continuous status as an employee or consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the restricted stock purchase agreement between the Company and such person.

EXERCISE PRICE

        The exercise price of each incentive stock option will not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant. The exercise price of each nonstatutory stock option will be determined by the Board at the time of grant. Stock purchase rights may be awarded in consideration for past services actually rendered to the Company or for its benefit.

CONSIDERATION

        The purchase price of stock acquired pursuant to a Stock Award is paid either in cash at the time of exercise or purchase, or (if determined by the Board at the time of grant for an option) by deferred payment or other arrangement or in any other form of legal consideration that may be acceptable to the Board. Additionally, in the case of an option and in the discretion of the Board at the time of the grant of an option, by delivery to the Company of other Common Stock of the Company. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest of amounts that are not stated to be interest.

TRANSFERABILITY

        An incentive stock option will not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonstatutory stock option and restricted stock purchase right generally will not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. In addition, an optionee may designate a beneficiary who may exercise his or her option after death.

VESTING

        The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

        Stock purchase rights granted under the 1996 Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board.


                                       7.

ADJUSTMENTS UPON CHANGES IN STOCK

        If any change is made in the Common Stock subject to the 1996 Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the 1996 Plan, the maximum annual award applicable under the 1996 Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards will be appropriately adjusted.

        In the event of a merger, consolidation, or the sale of substantially all of the Company's assets or a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving corporation shall assume any Stock Awards outstanding under the 1996 Plan or shall substitute similar awards for those outstanding under the 1996 Plan or such Stock Awards shall continue in full force and effect. In the event a surviving corporation refuses to assume such Stock Awards or substitute similar awards, then, in the discretion of the Board and with respect to stock awards held by persons then performing services as employees or consultants, the time during which such Stock Awards may be exercised shall be accelerated prior to completion of such transaction and such Stock Awards terminated if not exercised prior to such transaction.

AMENDMENT OF THE 1996 PLAN

        The Board at any time, and from time to time, may amend the 1996 Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will increase the number of shares reserved for issuance under the 1996 Plan, modify the requirements as to eligibility for participation or in any other way if such modification requires stockholder approval in order for the 1996 Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3, or any Nasdaq or securities exchange requirements. The Board may in its sole discretion submit any other amendment to the 1996 Plan for stockholder approval.

TERMINATION OR SUSPENSION OF THE 1996 PLAN

        The Board may suspend or terminate the 1996 Plan at any time. Unless sooner terminated, the 1996 Plan shall terminate on March 22, 2006. No Stock Awards may be granted under the 1996 Plan while the 1996 Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

        Incentive Stock Options. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

        If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term or short-term depending


                                       8.

on how long the optionee holds the stock. Slightly different rules may apply to optionees who are subject to Section 16 of the Exchange Act or who acquire stock subject to certain repurchase options.

        To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, Code Section 162(m) and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options. Nonstatutory stock options granted under the 1996 Plan generally have the following federal income tax consequences:

        There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Code Section 162(m) and the satisfaction of a reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who are subject to Section 16(b) of the Exchange Act or who acquire stock subject to certain repurchase rights.

        Stock Purchase Rights. Stock purchase rights granted under the 1996 Plan generally have the following federal income tax consequences:

        Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Potential Limitation on Company Deductions. Code Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the 1996 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal


                                       9.

established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

        Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors;" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).


        THE FOREGOING SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY IN CONNECTION WITH THE PLAN DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

                                NEW PLAN BENEFITS

                                 1996 STOCK PLAN

        The following table presents certain information with respect to stock options granted under the 1996 Plan on December 22, 1997 and February 19, 1998 that are subject to stockholder approval to (i) each of the executive officers named in the Summary Compensation Table, (ii) all executive officers as a group,
(iii) all non-executive officer directors as a group and (iv) all non-executive officer employees as a group.

NAME AND POSITION                                       DOLLAR VALUE ($)(1)   NUMBER OF SHARES
-----------------                                       -------------------   ----------------
Jim McCord...........................................        $78,833             21,747
   Chairman of the Board and
   Chief Executive Officer

John Kingery.........................................         78,833             21,747
   President and Chief Operating Officer

Louis Delzompo.......................................         31,534              8,699
   Vice President of Development

Gaspar DeViedma......................................             --                 --
   Vice President of Sales

Lee Ann Slinkard.....................................         47,299             13,048
   Vice President of Professional Services

Eva Williams.........................................             --                 --
   Vice President of Marketing

Executive Group (6 persons)..........................        331,097             91,337

Non-Executive Director Group.........................             --                 --

Non-Executive Officer Employee Group (49 persons)....        840,815            231,949

(1) Exercise price multiplied by number of shares underlying the options.

REQUIRED VOTE

Approval of the amendment to the Plan requires the affirmative vote of the majority of shares present in person or represented by proxy and voting at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. If such amendment is not approved by the stockholders, the shares available for grants under the Plan will not be increased as described above and any options issued that are subject to stockholder approval will be void.


                                      10.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                     STOCKHOLDERS VOTE "FOR" APPROVAL OF THE
                             AMENDMENT TO THE PLAN.

                                   MANAGEMENT

EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the executive officers of the Company as of March 31, 1998:

               NAME                        AGE                    POSITION
----------------------------------------   ---  ---------------------------------------------
Jim McCord..............................   55   Chairman of the Board and Chief Executive
                                                  Officer
John Kingery............................   52   President and Chief Operating Officer
Stephen F. Ghiglieri....................   36   Vice President of Finance and Administration,
                                                  Chief Financial Officer and Secretary
Louis Bunz..............................   49   Vice President of Sales
Louis Delzompo..........................   38   Vice President of Development
Lee Ann Slinkard........................   42   Vice President of Professional Services

        Jim McCord joined the Company in May 1994 as Chief Executive Officer and a director. In March 1996, he was appointed Chairman of the Board. From January 1986 to March 1994, Mr. McCord served as a Vice President of Shared Medical Systems Corporation ("SMS") where he started and managed the Decision Support Systems Group, an independent business unit that provides analytic products and services to senior healthcare managers and professionals in the SMS client base. From 1974 through 1985, Mr. McCord was founder and Chief Executive Officer of SysteMetrics, Inc., a health services research and information company that is now part of Medical Economics, a Thompson Communications Company.

        John Kingery served as a consultant to the Company from February 1996 to March 1996, at which time he joined the Company as President and Chief Operating Officer. He was appointed as a director in January 1997. From June 1992 to March 1996, Mr. Kingery provided interim management and consulting services to high-growth companies. From January 1991 to May 1992, he was the founder and President of Summit Credit Corporation, a company that arranges financing for medical diagnostic imaging equipment.

        Stephen F. Ghiglieri joined the Company in July 1994 as Vice President of Finance and Administration and Chief Financial Officer. He was appointed Secretary in September 1994. From March 1992 to July 1994, he served as Controller for Oclassen Pharmaceuticals, Inc., a developer and marketer of prescription pharmaceuticals. From August 1984 to March 1992, he was employed by Price Waterhouse, most recently as an audit manager, where he specialized in high-growth health and life sciences companies. Mr. Ghiglieri is a certified public accountant.

        Louis Bunz joined the Company in August 1997 as Area Vice President of Sales and in October 1997 was promoted to Vice President of Sales. From April 1996 to July 1997 Mr. Bunz served as Director of Customer Business Development for Motorola Emtek Health Care Division and from July 1989 to April 1996 served as Vice President of Sales for Transitions Systems, Inc.

        Louis Delzompo joined the Company in July 1996 as Vice President of Development. From April 1987 to July 1996, he was employed by Sun Microsystems, Inc. in a variety of product marketing management and software development management positions, serving most recently as Director of Network Access and Messaging Development. From July 1981 to March 1987, he was employed by Data General Corporation as a systems engineer and product marketing manager.


                                      11.

        Lee Ann Slinkard has worked for the Company since September 1986. She has served in a variety of roles, including Director of Installation Services and Director of Client Services. In May 1994, she was appointed Vice President of Client Services and in October 1994 she was appointed Vice President of Professional Services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company regarding beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to beneficially own more than 5% of Common Stock,
(ii) each of the Company's directors, (iii) each Named Executive Officer in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group:

                                                              NUMBER OF SHARES              PERCENTAGE OF
                                                               BENEFICIALLY             SHARES BENEFICIALLY
                BENEFICIAL OWNER                                  OWNED(1)                    OWNED(1)
----------------------------------------------------------    ----------------          --------------------
Entities affiliated with Information Partners(2) .........        1,880,151                    18.2%
  Two Copley Place
  Boston, MA 02116
Sutter Hill Ventures(3) ..................................        1,236,172                    11.9
  755 Page Mill Road, Suite A-200
  Palo Alto, CA 94304
Entities affiliated with InterWest Partners (4) ..........        1,129,944                    10.9
  3000 Sand Hill Road
  Building 3, Suite 255
  Menlo Park, CA 94025
Cognizant Corporation(5) .................................        1,110,661                    10.7
  200 Nyala Farms Road
  Westport, CT 06897
Entities affiliated with Sequoia Capital (6) .............          706,215                     6.8
  3000 Sand Hill Road
  Building 3, Suite 255
  Menlo Park, CA 94025
Entities affiliated with Weiss, Peck & Greer(7) ..........          652,091                     6.3
  555 California Street, Suite 4760
  San Francisco, CA 94104
Jim McCord(8) ............................................          470,964                     4.5
John Kingery(9) ..........................................          128,498                     1.2
Louis Delzompo(10) .......................................           32,908                       *
Gaspar DeViedma(11) ......................................               --                      --
Lee Ann Slinkard(12) .....................................           86,091                       *
Eva Williams(13) .........................................           30,793                       *
Alan W. Crites(14) .......................................        1,154,944                    11.2
David Dominik(15) ........................................        1,892,651                    18.3
Fred C. Goad, Jr.(16) ....................................           16,500                       *
Bernard Puckett(17) ......................................           10,000                       *
Dennis G. Sisco(18) ......................................           12,500                       *
William H. Younger, Jr.(19) ..............................        1,236,172                    11.9
All directors and executive officers as a group
  (14 persons)(20) .......................................        5,197,862                    50.2

*       Less than one percent of the outstanding Common Stock.


                                      12.

(1) This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the Securities and Exchange Commission. Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2) Includes 1,603,525 shares held by Information Partners Capital Fund, L.P., 90,332 shares held by BCIP Associates and 39,688 shares held by BCIP Trust Associates, L.P. Also includes warrants held by Information Partners Capital Fund, L.P. to purchase 135,757 shares, warrants held by BCIP Associates to purchase 4,398 shares and warrants held by BCIP Trust Associates, L.P. to purchase 6,451 shares. Excludes 12,500 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date held by David Dominik, a general partner of Information Partners Capital Fund, L.P., BCIP Associates and BCIP Trust Associates, L.P. See Note 15.

(3) Includes 819,216 shares held by Sutter Hill Ventures, a California limited partnership ("Sutter Hill"), over which Mr. Younger, a director of the Company, shares voting and investment power with four other partners of the general partner of Sutter Hill. Also includes 82,449 shares held by Mr. Younger, 12,500 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date held by Mr. Younger and 322,007 shares held by the other four partners and their related family entities. See Note 19.

(4) Includes 1,122,882 shares held by InterWest Partners V, L.P. and 7,062 shares held by InterWest Investors V. Excludes 25,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date held by Alan W. Crites, a general partner of InterWest Partners V, L.P. and InterWest Investors V. See Note 14.

(5) Includes 10,000 shares issuable upon exercise of stock options exerciseable within 60 days of the Record Date. These options were granted to Mr. Sisco, a director of the Company, under the 1996 Director Option Plan and were assigned by Mr. Sisco to Cognizant Corporation.

(6) Includes 663,842 shares held by Sequoia Capital Growth Fund and 42,373 shares held by Sequoia Technology Partners III.

(7) Includes 356,082 shares held by WPG Enterprises Fund II, L.P. and 269,009 shares held by Weiss, Peck & Greer Venture Associates III, L.P.

(8) Includes 425,711 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(9) Includes 128,498 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(10) Includes 31,087 shares issuable upon exercise of stock options exerciseable within 60 days of the Record Date.

(11)    Mr. DeViedma resigned from the Company in October 1997.

(12) Includes 80,134 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(13) Includes 30,793 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date. Ms. Williams resigned from the Company in February 1998.

(14) Includes 1,122,882 shares held by InterWest Partners V, L.P. and, 7,062 shares held by InterWest Investors V. Mr. Crites disclaims beneficial ownership of shares held by such entities, except as to the extent of his proportionate partnership interest therein. Also includes 25,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date held by Mr. Crites.

(15) Includes 1,603,525 shares held by Information Partners Capital Fund, L.P., 90,332 shares held by BCIP Associates and 39,688 shares held by BCIP Trust Associates, L.P. Also includes warrants held by Information Partners Capital Fund, L.P. to purchase 135,757 shares, warrants held by BCIP Associates to purchase 4,398 shares and warrants held by BCIP Trust Associates, L.P. to purchase 6,451 shares. Mr. Dominik is a general


                                      13.

        partner of Information Partners Capital Fund, L.P., BCIP Associates and BCIP Trust Associates, L.P., and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Also includes 12,500 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date held by Mr. Dominik.

(16) Includes 12,500 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(17) Includes 10,000 shares issuable upon exercise of stock options exerciseable within 60 days of the Record Date. Mr. Puckett is not standing for re-election to the Board of Directors.

(18) Includes 12,500 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(19) Includes 819,216 shares held by Sutter Hill Ventures, a California limited partnership ("Sutter Hill"), over which Mr. Younger, a director of the Company, shares voting and investment power with four other partners of the general partner of Sutter Hill. Also includes 82,449 shares held by Mr. Younger, 12,500 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date held by Mr. Younger and 322,007 shares held by the other four partners and their related family entities. Mr. Younger disclaims beneficial ownership of shares held by Sutter Hill and the other persons and entities except to the extent of his proportionate partnership interest in Sutter Hill.

(20) Includes 885,553 shares issuable upon exercise of stock options and warrants within 60 days of the Record Date.



SUMMARY COMPENSATION TABLE

        The following table sets forth certain information concerning compensation paid to or accrued for the Company's Chief Executive Officer and each of the other four most highly compensated current executive officers of the Company, determined as of December 31, 1997 (hereafter collectively referred to as the "Named Executed Officers"), for the fiscal years ended December 31, 1995, 1996 and 1997:

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                      ANNUAL COMPENSATION                AWARDS
                                           --------------------------------------    ------------
                                                                                       NUMBER OF
                                                                                      SECURITIES
                                                                  OTHER ANNUAL        UNDERLYING
  NAME AND PRINCIPAL POSITION     YEAR       SALARY    BONUS    COMPENSATION(1)      OPTIONS/SARS
------------------------------    ----     --------   -------   ---------------      ------------

Jim McCord...................     1997     $218,053        --           2,406            72,715
  Chairman of the Board and       1996      201,667    45,375           4,713                --
  Chief Executive Officer         1995      170,000        --           5,163           273,801

John Kingery.................     1997      207,667        --           3,031            91,635
  President and Chief             1996      150,000    45,000           3,228           262,500
  Operating Officer               1995           --        --              --                --

Louis Delzompo...............     1997      164,942        --           5,039            49,655
  Vice President of               1996       96,115    14,000           1,729            75,000
  Development                     1995           --        --              --                --

Gaspar DeViedma..............     1997      155,148        --       39,723(2)            75,000
  Vice President of Sales         1996           --        --              --                --
                                  1995           --        --              --                --

                                      14.

Lee Ann Slinkard.............     1997      150,417        --             1,099       56,850
  Vice President of               1996      131,250    29,520            45,598           --
  Professional Services           1995      108,500        --            76,684       51,095

Eva Williams.................     1997      160,000        --             1,184       32,480
  Vice President of Marketing     1996       16,667        --               440       75,000
                                  1995           --        --                --           --

(1) Includes relocation reimbursements and health and disability insurance premiums.

(2) Includes severance payment of $35,500.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 1997. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                         INDIVIDUAL GRANTS
                   ----------------------------------------------------------      POTENTIAL REALIZABLE VALUE AT
                   NUMBER OF       % OF TOTAL                                      ASSUMED ANNUAL RATES OF STOCK
                   SECURITIES     OPTIONS/SARS                                     PRICE APPRECIATION FOR OPTION
                   UNDERLYING      GRANTED TO        EXERCISE OR                               TERM (5)
                  OPTIONS/SARS    EMPLOYEES IN       BASE PRICE     EXPIRATION     ------------------------------
NAME                GRANTED       FISCAL YEAR (3)    PER SHARE (4)     DATE            5%                 10%
---------------   -------------   ---------------   ------------    -----------    ---------           --------
Jim McCord          50,000(1)        4.54%            $3.625         12/22/07       $113,985           $288,864
                    22,715(2)        2.06              4.750         05/22/07         67,854            171,958

John Kingery        50,000(1)        4.54              3.625         12/22/07        113,986            288,865
                    21,635(2)        1.96              4.750         05/22/07         64,628            163,781
                    20,000(2)        1.81              6.750         01/22/07         84,900            215,153

Louis Delzompo      20,000(1)        1.81              3.625         12/22/07         45,594            115,546
                    29,655(2)        2.69              4.750         05/22/07         88,585            224,494

Gaspar DeViedma     75,000(2)        6.80              7.750         01/31/98         29,061             58,124

Lee Ann Slinkard    30,000(1)        2.72              3.625         12/22/07         68,390            173,318
                     8,850(2)        0.80              4.750         05/22/07         26,437             66,996
                    18,000(2)        1.63              6.750         01/22/07         76,410            193,639

Eva Williams        20,000(1)        1.81              3.625         05/13/98          3,625              7,250
                    12,480(2)        1.13              4.750         05/13/98          2,963              5,927


(1) Options were granted under the 1996 Plan and vest at the rate of 1/36 of the shares at the end of each month following the date of grant, subject to a restriction on exercisability which expires on January 1, 1999.

(2) Options were granted under the 1996 Plan and vest at the rate of 1/48 of the shares at the end of each month following the date of grant.


                                      15.

(3) Based on an aggregate of 1,102,255 options granted by the Company in the year ended December 31, 1997 to employees of the Company, including the Named Executive Officers, certain of such grants being subject to shareholder approval.

(4) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant.

(5) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

        The following table sets forth certain information with respect to the Named Executive Officers concerning option exercises for the year ended December 31, 1997 and exercisable and unexercisable options held as of December 31, 1997:

                                                         NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-
                                                           UNEXERCISED OPTIONS/SARS AT         THE-MONEY OPTIONS/SARS AT
                       SHARES                                 DECEMBER 31, 1997                 DECEMBER 31, 1997(R) (2)
                     ACQUIRED ON       VALUE             -------------------------------      -----------------------------
      NAME              EXERCISE      REALIZED (1)        EXERCISABLE     UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
 --------------      -----------      ------------        -----------     -------------       -----------     -------------
 Jim McCord              --               $--               376,496           153,275        $1,351,287          $326,274
 John Kingery            --                --               122,729           231,406            --                21,875
 Louis Delzompo          --                --                30,952            93,703            --                 8,750
 Gaspar DeViedma         --                --                14,062              --              --                  --
 Lee Ann Slinkard        --                --                69,806            73,290           233,039            92,512
 Eva Williams            --                --                22,218            85,262            --                 8,750

(1) Based on the date of exercise, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(2) Based on the difference between the fair market value of Common Stock on December 31, 1997 ($4.0625) and the option exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENT

        The Company has an employment agreement with Jim McCord, its Chairman of the Board and Chief Executive Officer. The agreement provides that Mr. McCord shall devote his full business efforts and time to the Company and shall not actively engage in any other employment, occupation or consulting activity without the prior approval of the Board of Directors. In exchange, Mr. McCord is entitled to receive a base salary (initially $170,000 per year) and is eligible to receive cash and option bonuses based on achievement of certain milestones and performance. The agreement further provides that if Mr. McCord's employment is terminated for any or no reason, he will be entitled to receive severance pay at a rate of fifty percent of his then base salary rate for a period of two years, although such payments immediately cease in the event Mr. McCord engages in any activity that involves the development or sale of automated transaction processing systems for health care providers and associated systems integration activities. The agreement does not provide for any specified term of employment.


                                      16.

                              CERTAIN TRANSACTIONS

        In January 1997, the Company loaned $60,000 to Louis Delzompo, Vice President of Development. The loan bears interest at prime plus two percent. Subject to Mr. Delzompo's continued employment with the Company, 1/3 of the principal and all then accrued interest shall be forgiven on January 14 of each subsequent year. If Mr. Delzompo voluntarily terminates his employment with the Company, or if the Company terminates Mr. Delzompo's employment for any reason other than a downturn in business, all then outstanding principal and accrued interest shall immediately become due and payable. As of March 31, 1998, the principal amount of the loan outstanding was $40,000.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that for the year ended December 31, 1997, all reporting persons complied with
Section 16(a) filing requirements with the exception of Mr. Goad, a director, who did not timely file a Form 4 for a reportable transaction during the year. This report was subsequently filed.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than January 15, 1999 to be included in the proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

        The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/  STEPHEN F. GHIGLIERI
                                        ------------------------------------
                                             Stephen F. Ghiglieri
                                             Vice President of Finance and
                                             Administration, Chief Financial
                                             Officer and Secretary
Dated: May 15, 1998

                                      17.

                         OACIS HEALTHCARE HOLDINGS CORP.
                                 1996 STOCK PLAN


        1. Purposes of the Plan. The purposes of this Stock Plan are:

                o to attract and retain the best available personnel for positions of substantial responsibility,

                o to provide additional incentive to Employees and Consultants, and

                o       to promote the success of the Company's business.

        Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

        2. Definitions. As used herein, the following definitions shall apply:

                (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

                (c)      "Board" means the Board of Directors of the Company.

                (d) "Code" means the Internal Revenue Code of 1986, as amended.

                (e) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

                (f)     "Common Stock" means the Common Stock of the Company.

                (g) "Company" means Oacis Healthcare Holdings Corp., a Delaware corporation.

                (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

                (i) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

                (j)     "Director" means a member of the Board.

                (k) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                      (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                (q) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

                (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                (s) "Option" means a stock option granted pursuant to the Plan.

                (t) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                (u) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

                (v) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

                (w) "Optionee" means an Employee or Consultant who holds an outstanding Option or Stock Purchase Right.

                (x) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                (y)     "Plan" means this 1996 Stock Plan.

                (z) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

                (aa) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

                (bb) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                (cc) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

                (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

                (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

                (ff) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,700,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

        4.      Administration of the Plan.

                (a)     Procedure.

                (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

                (ii) Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Option or Stock Purchase Right grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in a manner complying with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

                (iii) Administration With Respect to Other Persons. With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the

Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

                (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                        (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

                        (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may be granted hereunder;

                        (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

                        (iv) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                        (v) to approve forms of agreement for use under the Plan;

                        (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                        (vii) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

                        (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                        (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                        (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                        (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                        (xii)   to institute an Option Exchange Program;

                        (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

                (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

        5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

        6.      Limitations.

                (a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. If an Option is granted hereunder that is part Incentive Stock Option and part Nonstatutory Stock Option due to becoming first exercisable in any calendar year in excess of $100,000, the Incentive Stock Option portion of such Option shall become exercisable first in such calendar year, and the Nonstatutory Stock Option portion shall commence becoming exercisable once the $100,000 limit has been reached.

                (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

                (c) The following limitations shall apply to grants 0f Options and Stock Purchase Rights to Employees:

                        (i) No Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 200,000 Shares.

                        (ii) In connection with his or her initial employment, an Employee may be granted Options and Stock Purchase Rights to purchase up to an additional 200,00 Shares which shall not count against the limit set forth in subsection (i) above.

                        (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

                        (iv) If an Option or Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option or Stock Purchase Right will be counted against the limits set forth in sub sections (i) and (ii) above. For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right:

        7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term often (10) years unless terminated earlier under Section 15 of the Plan.

        8. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

        9.      Option Exercise Price and Consideration.

                (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                        (i)     In the case of an Incentive Stock Option

                                A.      granted to an Employee who, at the time
the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                B.      granted to any Employee other than an
Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                        (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

                (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

                (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                        (i)     cash;

                        (ii)    check;

                        (iii)   promissory note;

                        (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                        (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

                        (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                        (vii) any combination of the foregoing methods of payment; or

                        (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

        10.     Exercise of Option.

                (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

                        An Option may not be exercised for a fraction of a Share.

                        An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

                        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                (b) Termination of Employment or Consulting Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Notice of Grant to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for thirty (30) days following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                Notwithstanding the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, the Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. In such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

                (c) Disability of Optionee. Upon termination of an Optionee's Continuous Status as an Employee or Consultant as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of termination, but only to the extent that the Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option as set forth in the Notice of Grant). If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                (d) Death of Optionee. Upon the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee would have been entitled to exercise the Option on the date of death. If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If the Optionee's estate or the person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

                (f)     Rule 16b-3. Options granted to individuals subject to
Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        11.     Stock Purchase Rights.

                (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

                (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason

(including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

                (c) Rule 16b-3. Stock Purchase Rights granted to Insiders, and Shares purchased by Insiders in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3.

                (d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

                (e) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

        12. Non-Transferability of Options and Stock Purchase Rights. An Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

                (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Administrator may provide for the Optionee to have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option or Stock Purchase Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

                14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

        15.     Amendment and Termination of the Plan.

                (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

                (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

                (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

        16.     Conditions Upon Issuance of Shares.

                (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        17.     Liability of Company.

                (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

        18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        19. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed.

                         OACIS HEALTHCARE HOLDINGS CORP.

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 1998

        The undersigned hereby appoints JIM MCCORD and and STEPHEN F. GHIGLIERI, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Oacis Healthcare Holdings Corp. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Oacis Healthcare Holdings Corp. to be held at the Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California, at 3:00 p.m. local time on June 17, 1998, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND, FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:  To elect directors to serve for the ensuing year and until their successors are elected.

[ ]          FOR all nominees listed             [ ]    WITHHOLD AUTHORITY
             below (except as written below)            to vote for all nominees
                                                        below

             NOMINEES:     Jim  McCord,  Alan W.  Crites,  David  Dominik,
                           Fred Goad,  John Kingery, Dennis G. Sisco,
                           William H. Younger, Jr.

             TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW:


                                       1.

               MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2 BELOW.

PROPOSAL 2: To ratify the selection of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

               [ ]    FOR           [ ]     AGAINST       [ ]    ABSTAIN


               MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3 BELOW.

PROPOSAL 3: To approve the 1996 Stock Plan, as amended, to increase the number of shares of Common Stock authorized for issuance under such Plan by 850,000 shares.


               [ ]    FOR           [ ]     AGAINST       [ ]    ABSTAIN

                                            Dated:         , 1998
                                                  --------


                                            ------------------------------------


                                            ------------------------------------
                                                        Signature(s)


                                            Please sign exactly as your name
                                            appears hereon. If the stock is
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys-in-fact
                                            should add their titles. If signer
                                            is a corporation, please give full
                                            corporate name and have a duly
                                            authorized officer sign, stating
                                            title. If signer is a partnership,
                                            please sign in partnership name by
                                            authorized person.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


                                       2.